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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 13, 2008, relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, appearing in this Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2007.

FORM S-3 REGISTRATION STATEMENT NOS.   FORM N-4 REGISTRATION STATEMENT NOS.
------------------------------------   ------------------------------------
              333-59765                              333-50545
             333-111553                              033-66786
              333-66452                             333-109688
              333-59769                              333-50737
              333-88045                              333-61146
                                                     333-82427
                                                     333-66452

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 13, 2008